                                                                     EXHIBIT 5


               MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.
                              One Financial Center
                           Boston, Massachusetts 02111


701 Pennsylvania Avenue, N.W.                           Telephone: 617/542-6000
Washington, D.C. 20004                                  Fax: 617/542-2241
Telephone: 202/434-7300
Fax: 202/434-7400




                                            July 31, 1996


Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, Massachusetts 01923


Gentlemen:

      We have acted as counsel to Ibis Technology Corporation, a Massachusetts corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, a total of 791,314 shares (the "Shares") of its common stock, $.008 par value per share (the "Common Stock"), for resale to the public. The Shares are to be sold by the selling stockholders identified in the Registration Statement (the "Selling Stockholders"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

      In connection with this opinion, we have examined the Company's Restated Articles of Organization and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

      Members of our firm own an aggregate of approximately six hundred (600) shares of Common Stock and six hundred (600) Redeemable Warrants. Richard A. Goldman, Assistant Clerk of the Company, is a member of our firm.

      In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

      Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold by the Selling Stockholders, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock.

      Our opinion is limited to the laws of the Commonwealth of Massachusetts, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


Ibis Technology Corporation
July 31, 1996
Page 2


      We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legality of Common Stock" in the prospectus included in the Registration Statement.



                                          Very truly yours,




                                          /s/ Mintz, Levin, Cohn, Ferris,
                                              Glovsky and Popeo, P.C.